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                                 UNITED ASSET MANAGEMENT CORPORATION                        Exhibit 21.1
                                    SUBSIDIARIES OF THE REGISTRANT

                                                                       Jurisdiction of           Financial
Affiliated Firm                                                        Organization              Statements
---------------                                                        ------------              ----------
Acadian Asset Management, Inc.                                         Massachusetts             Consolidated
Analytic Investors, Inc.                                               California                Consolidated
Barrow, Hanley, Mewhinney & Strauss, Inc.                              Nevada                    Consolidated
Cambiar Investors, Inc.                                                Colorado                  Consolidated
The Campbell Group, LLC (1)                                            Delaware                  Consolidated
Chicago Asset Management Company                                       Delaware                  Consolidated
Clay Finlay, Inc.                                                      New York                  Consolidated
Colony Capital Management, Inc.                                        Delaware                  Consolidated
Cooke & Bieler, Inc.                                                   Pennsylvania              Consolidated
Dewey Square Investors Corporation                                     Delaware                  Consolidated
Dwight Asset Management Company                                        Delaware                  Consolidated
Expertise Asset Management                                             France                    Consolidated
Fiduciary Management Associates, Inc.                                  Delaware                  Consolidated
First Pacific Advisors, Inc.                                           Massachusetts             Consolidated
GSB Investment Management, Inc.                                        Delaware                  Consolidated
Hanson Investment Management Company                                   California                Consolidated
Heitman Financial LLC                                                  Delaware                  Consolidated
  Heitman Financial Services LLC                                       Illinois                  Consolidated
  Heitman Capital Management LLC                                       Illinois                  Consolidated
Hellman, Jordan Management Company, Inc.                               Delaware                  Consolidated
Integra Capital Financial Corporation                                  Ontario                   Consolidated
Integra Capital Management Corporation                                 Ontario                   Consolidated
InvestLink Technologies, Inc.                                          New Jersey                Consolidated
Investment Counselors of Maryland, Inc.                                Maryland                  Consolidated
Investment Research Company                                            Illinois                  Consolidated
Jacobs Asset Management                                                Delaware                  Consolidated
Tom Johnson Investment Management, Inc.                                Massachusetts             Consolidated
L&B Realty Advisors, Inc.                                              Delaware                  Consolidated
  L&B Institutional Property Managers, Inc.  (2)                       Delaware                  Consolidated
Lincluden Management Limited                                           Ontario                   Consolidated
C. S. McKee & Company, Inc.                                            Pennsylvania              Consolidated
Murray Johnstone Limited                                               Scotland                  Consolidated
Northern Capital Management, Inc.                                      Wisconsin                 Consolidated
NWQ Investment Management Company                                      Massachusetts             Consolidated
OSV Partners                                                           Delaware                  Consolidated
Pacific Financial Research, Inc.                                       Massachusetts             Consolidated
Palladyne Asset Management B.V.                                        The Netherlands           Consolidated
Pell, Rudman & Co., Inc.                                               Delaware                  Consolidated
Pilgrim Baxter & Associates, Ltd.                                      Delaware                  Consolidated
Provident Investment Counsel                                           Massachusetts             Consolidated
Rice, Hall, James & Associates                                         California                Consolidated
Rogge Global Partners Plc                                              United Kingdom            Consolidated
Rothschild/Pell Rudman, Inc.                                           Maryland                  Consolidated
J. R. Senecal & Associates Investment Counsel Corp.                    Ontario                   Consolidated
Sirach Capital Management, Inc.                                        Washington                Consolidated
Spectrum Asset Management, Inc.                                        Connecticut               Consolidated
Sterling Capital Management Company                                    North Carolina            Consolidated
Suffolk Capital Management, Inc.                                       Delaware                  Consolidated
Thompson, Siegel & Walmsley, Inc.                                      Virginia                  Consolidated
Thomson Horstmann & Bryant, Inc.                                       Delaware                  Consolidated
UAM Fund Distributors, Inc.                                            Massachusetts             Consolidated
UAM Fund Services, Inc.                                                Delaware                  Consolidated
UAM Investment Services, Inc.                                          Delaware                  Consolidated
UAM Shareholder Service Center, Inc.                                   Delaware                  Consolidated
UAM Trust Company                                                      Maryland                  Consolidated
UAM (Japan) Inc.                                                       Delaware                  Consolidated
UAM  Investment Trust Management Co., Ltd. (Japan)                     Japan                     Consolidated
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(1)  As of February 1, 2000, The Campbell Group, Inc. changed its name to The
     Campbell Group, LLC.

(2) L&B Institutional Property Managers, Inc. has seven property management subsidiaries operating in the U.S.